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                                                                   EXHIBIT 11.3

                             PAGEMART WIRELESS, INC.
                    COMPUTATION OF PER SHARE EARNINGS (LOSS)

                                                            NINE MONTHS ENDED SEPTEMBER 30, 1997
                                                        ----------------------------------------------
                                                           NUMBER        PERCENT          EQUIVALENT
                                                          OF SHARES    OUTSTANDING          SHARES
                                                        -------------- -----------      --------------
COMMON STOCK
   From Founders' Stock                                     2,300,000      100.00%          2,300,000
   Stock Options Exercised                                    702,486       90.83%            638,067
   Preferred Stock Converted to Common Stock               15,310,943      100.00%         15,310,943
   1994 Common Stock Offerings                             11,242,857      100.00%         11,242,857
   1995 Common Stock Offerings                              4,323,874      100.00%          4,323,874
   1996 Common Stock Offering                               6,000,000      100.00%          6,000,000
   Employee Stock Purchase Plan Shares Issued                  58,431       69.36%             40,526
   1997 Warrants Exercised                                     48,300       79.05%             38,182
                                                        --------------                 --------------
                                                           39,986,891                      39,894,449

WEIGHTED AVERAGE SHARES OUTSTANDING                                                        39,894,449

NET LOSS                                                                                 ($33,760,263)


NET LOSS PER SHARE                                                                             ($0.85)
                                                                                       ==============
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